Exhibit 99.1

TASER International, Inc. Reports Record 177% Revenue Growth in 2004 over 2003

Company Reports $67.7 Million Revenue, $50 Million Cash and Investments,
45.6% Operating Income, and $0.33 Basic EPS for 2004

SCOTTSDALE, Ariz., February 8, 2005 — TASER International, Inc. (NASDAQ: TASR) a market leader in advanced non-lethal devices reported today that revenues for the year 2004 were a record $67.7 million, with operating income of $30.9 million, net earnings of $19.1 million and basic and diluted earnings per share of $0.33, and $0.31, respectively. For the fourth quarter of 2004, revenues were a record $19.2 million, with earnings of $5.0 million and both basic and diluted earnings per share of $0.08. Revenues increased by 78.6% and net income increased by 76.9% over the fourth quarter of 2003. As of December 31, 2004, the Company’s cash and investment balances were approximately $50 million, an increase of $34.2 million from December 31, 2003. During 2004, stockholder’s equity improved by 254% from $27.4 million to $97.1 million and total assets were over $105 million as of December 31, 2004.

During the fourth quarter of 2004 TASER International achieved several significant milestones including:

1. Receipt of our single largest order ever from the City of Houston for $3.5 million

2. Receipt of our largest government research contract for our next generation technology

3. Approval by the Transportation Security Administration (TSA) of Taser Devices for use by Airline crews

4. Approvals for field-testing of TASER devices in Finland, Sweden and South Korea

5. The completion of the US Department of Defense Human Effects Center of Excellence (HECOE) Report on TASER technology; concluded that, while future research will be useful in increasing confidence, the application of TASER devices for temporary incapacitation does not appear to pose significant risk to the recipients.

6. Publication of two independent university studies confirming TASER devices reduce injuries and save lives

“At the beginning of 2004, we predicted 100% top line revenue growth – a number which we significantly surpassed by year end,” said Rick Smith, Chief Executive Officer of TASER International, Inc. “We are pleased to look back at a year where our growth exceeded expectations as our customer base embraced our life-saving technology. 2004 was a pivotal year for us and we are delighted with our operating performance and balance sheet strength at year-end. As we look forward to 2005, we see significant opportunities to continue to grow our core business, particularly in the international markets. While we see a certain degree of short term uncertainty, we remain optimistic about our long term business prospects and we continue to receive affirmation of the life-saving value of our products from our existing customers. We look forward to a challenging and exciting 2005 as we move into our new state of the art 100,000 square foot manufacturing facility and continue our mission to advance both the technology and deployment of the world’s leading non-lethal weapons. We would like to invite our customers and shareholders to celebrate this next chapter in the TASER story by attending our annual stockholder meeting in our new headquarters on April 22 at 12:00 noon,” concluded Mr. Smith.

The Company will be hosting its fourth quarter earnings conference call on Tuesday, February 8, 2005 at 9:00 a.m. ET. The conference call is available via webcast and can be accessed on the “Investor Relations” page at www.TASER.com. To access the teleconference, please dial: 866-761-0749 or 617-614-2707 and use the passcode: 72040755.

About TASER International, Inc.

TASER International, Inc. provides advanced non-lethal devices for use in the law enforcement, military, private security and personal defense markets. TASER devices use proprietary technology to safely incapacitate dangerous, combative, or high-risk subjects who pose a risk to law enforcement officers, innocent citizens or themselves. TASER technology saves lives every day, and the use of TASER devices dramatically reduces injury rates for police officers, and suspects. For more information on TASER life-saving technology, please call TASER International at (480) 444-4000 or visit our website at www.TASER.com.

Note to Investors

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. The forward-looking information is based upon current information and expectations regarding TASER International. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such forward-looking statements.

TASER International assumes no obligation to update the information contained in this press release. TASER International’s future results may be impacted by risks associated with rapid technological change, new product introductions, new technological developments and implementations, execution issues associated with new technology, ramping manufacturing production to meet demand, litigation resulting from alleged product related injuries, media publicity concerning allegations of deaths occurring after use of the TASER device and the negative impact this could have on sales, product quality, implementation of manufacturing automation, potential fluctuations in quarterly operating results, competition, financial and budgetary constraints of prospects and customers, international order delays, dependence upon sole and limited source suppliers, fluctuations in component pricing, government regulations, dependence upon key employees, and its ability to retain employees. TASER International’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company’s Form 10-QSBs and its Annual Report on Form 10-KSB.

TASER International Inc.
Statements of Income
(Unaudited)

	Three Months Ended December 31,
	2004	2003
Net sales	$19,249,207	$10,780,446
Cost of products sold:
Direct manufacturing expense	5,155,259	2,588,808
Indirect manufacturing expense	1,587,834	921,317
Total cost of products sold	6,743,093	3,510,125
Gross margin	12,506,114	7,270,321
Sales, general and administrative	4,492,234	2,348,024
Research and development	200,121	85,698
Income from operations	7,813,759	4,836,599
Interest income	255,143	26,539
Interest expense	(1,485)	(2,890)
Other income (expense)	(10,108)	(248,188)
Income before income taxes	8,057,309	4,612,060
Income tax	3,100,000	1,810,238
Net Income	$4,957,309	$2,801,822
Income per share:
Basic	$0.08	$0.06
Diluted	$0.08	$0.05
Weighted average number of common and common equivalent shares outstanding:
Basic	59,998,892	47,737,140
Diluted	63,453,274	59,695,152

TASER International Inc.
Statements of Income
(Unaudited)

	Year ended December 31,
	2004	2003
Net sales	$67,655,316	$24,455,506
Cost of products sold:
Direct manufacturing expense	16,906,059	6,973,757
Indirect manufacturing expense	5,556,937	2,428,859
Total cost of products sold	22,462,996	9,402,616
Gross margin	45,192,320	15,052,890
Sales, general and administrative	13,485,256	6,973,721
Research and development	823,593	498,470
Income from operations	30,883,471	7,580,699
Interest income	439,450	50,375
Interest expense	(1,485)	(9,307)
Other income (expense)	(5,628)	(254,476)
Income before income taxes	31,315,808	7,367,291
Income tax	12,191,000	2,913,601
Net Income	$19,124,808	$4,453,690
Income per share:
Basic	$0.33	$.12
Diluted	$0.31	$.10
Weighted average number of common and common equivalent shares outstanding:
Basic	57,232,329	37,889,640
Diluted	62,319,590	46,598,312

TASER International Inc.
Balance Sheets

	(Unaudited)
	December 31, 2004	December 31, 2003
Current assets:
Cash and cash equivalents	$24,757,159	$15,878,326
Short-term investments	7,201,477	0
Accounts receivable, net	8,460,112	5,404,333
Inventory, net	6,840,051	3,125,974
Prepaids and other assets	1,639,734	536,815
Income tax receivable	52,973	292,321
Deferred income tax asset	23,259,030	1,137,196
Total current assets	72,210,536	26,374,965
Long-term investments	18,071,815	0
Property and equipment, net	14,756,512	3,946,881
Intangible assets, net	1,279,116	1,122,844
Total assets	$106,317,979	$31,444,690
Liabilities and stockholders’ equity:
Notes payable	$0	$250,000
Current portion of capital lease obligations	4,642	15,223
Accounts payable and accrued liabilities	9,039,922	3,522,439
Customer deposits	102,165	185,802
Total current liabilities	9,146,729	3,973,464
Capital lease obligations, net of current portion	0	3,655
Deferred income tax liability	31,843	40,121
Total liabilities	9,178,572	4,017,240
Stockholders’ equity:
Common stock	609	507
Additional paid in capital	72,836,368	22,249,321
Retained earnings	24,302,430	5,177,622
Total stockholders’ equity	97,139,407	27,427,450
Total liabilities and stockholders’ equity	$106,317,979	$31,444,690

Other Selected Data:

TASER International, Inc.
Selected Cash Flows Information

	(Unaudited)
	December 31, 2004	December 31, 2003
Net Income	$19,124,808	$4,453,690
Depreciation & Amortization	551,793	393,568
Net cash provided by operating activities	30,304,180	4,366,546
Net cash used in investing activities	(36,790,988)	(4,216,220)
Net cash provided by financing activities	15,365,641	12,151,063
Ending Cash Balance	$24,757,159	$15,878,326

TASER International, Inc.
Key Operating Ratios
(Unaudited)

Description	December 31, 2003	March 31, 2004	June 30, 2004
Working Capital	$22.4 Million	$40.6 Million	$48.7 Million
Current Ratio	6.64	11.0	10.45
Profit Margin	26.1%	27.0%	27.5%
Quarterly Net Sales	$10.8 Million	$13.1 Million	$16.3 Million
Quarterly Net Sales per Employee	$ 71,394	$ 66,013	$76,991
Number of Employees	151	199	212

Description	September 30, 2004	December 31, 2004
Working Capital	$53.6 Million	$63.1 Million
Current Ratio	9.64	7.89
Profit Margin	32.3%	25.8%
Quarterly Net Sales	$18.9 Million	$19.2 Million
Quarterly Net Sales per Employee	$ 76,711	$ 77,306
Number of Employees	247	249

For further information contact Marcy Rigoni, Manager of Investor Relations at Marcy@TASER.com or call 800-978-2737 ext. 2011. Visit the company’s web-site at www.TASER.com for facts and video.

SOURCE TASER International, Inc.

Dan Behrendt, Chief Financial Officer of TASER International, Inc., +1-480-905-2002

http://www.taser.com